AMENDMENT AND JOINDER TO

THE MASTER GLOBAL CUSTODIAL SERVICES AGREEMENT

This Amendment and Joinder is made on December 2, 2020 ("Amendment") by and between, severally and not jointly,

(i)Victory Portfolios, Victory Portfolios II, and Victory Variable Insurance Funds, each a Delaware Statutory Trust (each, a "Trust") on behalf of each Fund listed underneath the name of that Trust, severally and not jointly (each a "Fund" and collectively, with each Trust, acting on behalf of such Funds, the "Client"), and (ii) Citibank, N.A., acting as global custodian through its offices located in New York ("Custodian").

RECITALS

WHEREAS, reference is hereby made to that certain Master Global Custodial Services Agreement, dated as of August 19, 2015 (as amended, restated, supplemented or otherwise modified from time to time) (the "Custody Agreement") by and between (i) the Custodian and (ii) Victory Portfolios, Victory Portfolios II, and Victory Variable Insurance Funds the Funds in the then-listed Funds Appendix, (collectively, "Original Client"), together with any other entity who may become a party thereto from time to time pursuant to a separate joinder or amendment;

WHEREAS, Victory Portfolios and Victory Portfolios II wish to obtain custodial services for each respective New Fund from the Custodian under precisely the same terms and conditions as agreed to between the Original Client and the Custodian under the Custody Agreement; and

WHEREAS, (i) the Custodian and (ii) Victory Portfolios and Victory Portfolios II wish to terminate the Custody Agreement as it relates to each certain funds that have ceased operations and liquidated ("Liquidated Funds") and to remove those Liquidated Funds from the Fund Appendix; and

WHEREAS, the parties wish to replace the existing Funds Appendix to reflect the addition of the New Funds and the removal of the Liquidated Funds.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1ADDITION OF VICTORY PORTFOLIOS FUND

1.1The Custodian agrees to provide global custodial services to Victory Portfolios, on behalf of each respective New Fund, and agrees, pending the launch of the New Fund, to be bound by the terms, conditions, and provisions of the Custody Agreement as if signed directly and separately between (i) the Custodian and (ii) Victory Portfolios, on behalf of each New Fund.

1.2The following Fund is added to the Funds Appendix under "Victory Portfolios" (each also a "New Fund"): Victory THB US Small Opportunities Fund

1.3Victory Portfolios II, on behalf of each respective New Fund, (i) confirms that it has received a copy of the Custody Agreement, Amendment and Joinder dated August 19, 2015, Amendment and Joinder dated July 18, 2016, Amendment and Joinder dated August 24, 2016 and Amendment and Joinder dated February 27, 2017, (ii) agrees and confirms that, by its execution of this Amendment, each shall (a) be automatically deemed to be a party to the Custody Agreement, separate and independent from the Original Client or any other entity who becomes a party pursuant to any other joinder or amendment and (b) have all of the rights and obligations of a Client thereunder as if it had executed the Custody Agreement as the Original Client, and (iii) ratifies as of the date hereof, and agrees to be bound by, all of the terms, provisions, and conditions contained in the Custody Agreement applicable to it to the same effect as if it was an original party thereto.

1.4For the sake of clarity, Victory Portfolios, on behalf of each respective New Fund, and the Custodian each hereby makes the representations and warranties required by such party contained in Section 9 of the Custody Agreement as of the date of this Amendment and as if such representations and warranties were applicable to it.

2TERMINATION OF CUSTODY AGREEMENT FOR CERTAIN VICTORY VARIABLE INSURANCE FUNDS

2.1Victory Variable Insurance Funds, on behalf of certain Liquidated Funds, and the Custodian hereby agree that the Custody Agreement is terminated as it relates to each Liquidated Fund.

2.2The following fund (a "Liquidated Fund"), previously listed under "Victory Variable Insurance Funds" on the fund Appendix is hereby removed from the Fund Appendix.

Victory Variable Insurance Diversified Stock Fund

2.3For the sake of clarity, nothing in this Clause 1 shall affect the Custody Agreement between the Custodian And (i) Victory Variable Insurance Funds, on behalf of any other Fund listed under "Victory Variable Insurance Funds" on the Fund Appendix or (ii) any other entity or portfolio identified as a "Client" in the Custody Agreement (or under any related Custodial Services Election Agreement or Joinder Agreement) and the Custody Agreement shall continue in full force and effect as between the Custodian and Victory Variable Insurance Funds, on behalf of each Fund not identified as a Liquidated Fund.

2.4The Custodian and Victory Variable Insurance Funds, on behalf of each Liquidated Fund, agree to (i) waive the sixty (60) day notice of termination required under Clause 19 of the Custody Agreement and (ii) terminate the Custody Agreement with respect to the Liquidated Fund as of the date of this Amendment.

3NAME CHANGE OF VICTORY PORTFOLIO II ETF

3.1The Custodian agrees to provide global custodial services to Victory Portfolios II, on behalf of each respective Fund, under and agrees, as of the dates hereof, to be bound by the terms, conditions, and provisions of the Custody Agreement as if signed directly and separately between (i) the Custodian and (ii) Victory Portfolios II, on behalf of each New Fund.

3.2The following fund is changed on the Funds Appendix from VictoryShares Defend America ETF under "Victory Portfolios II"

VictoryShares Protect America ETF

3.3Victory Portfolios II, on behalf of each respective Fund, (i) confirms that it has received a copy of the Custody Agreement, Amendment and Joinder dated August 19, 2015, Amendment and Joinder dated July 18, 2016, Amendment and Joinder dated August 24, 2016 and Amendment and Joinder dated February 27, 2017, (ii)

agrees and confirms that, by its execution of this Amendment, each shall (a) be automatically deemed to be a party to the Custody Agreement, separate and independent from the Original Client or any other entity who becomes a party pursuant to any other joinder or amendment and (b) have all of the rights and obligations of a Client thereunder as if it had executed the Custody Agreement as the Original Client, and (iii) ratifies as of the date hereof, and agrees to be bound by, all of the terms, provisions, and conditions contained in the Custody Agreement applicable to it to the same effect as if it was an original party thereto.

3.4For the sake of clarity, Victory Portfolios II, on behalf of each respective Fund, and the Custodian each hereby makes the representations and warranties required by such party contained in Section 9 of the Custody Agreement as of the date of this Amendment and as if such representations and warranties were applicable to it.

4NEW FUNDS APPENDIX. The Funds Appendix is deleted and replaced in its entirety with the Funds Appendix attached hereto as Exhibit 1.

5MISCELLANEOUS.

4.1This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the jurisdiction of the State of New York.

4.2This Amendment supplements and amends the Custody Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein.

4.3Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

4.4This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

4.5In the event the Custody Agreement is terminated between the Custodian and a Client under the Custody Agreement, the Custody Agreement as in effect between the Custodian and the remaining Clients shall continue in full force and effect unless and until either party hereto terminates such agreement in accordance with the terms therein.

4.6The terms "Victory Portfolios", "Victory Portfolios II" and "Victory Variable Insurance Funds" refer to the trusts created under the Trust Instruments and Amended and Restated Agreement and Declaration of Trust, as amended, as applicable, to which reference is hereby made and copies of which are on file at the office of the Secretary of State of the State of Delaware, such reference being inclusive of any and all amendments thereto so filed or hereafter filed. The obligations of Victory Portfolios, Victory Portfolios II and Victory Variable Insurance Funds entered into in the name or on behalf thereof by any of their Trustees, representatives or agents are not made individually, but in such capacities and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust. All persons dealing with a Trust or a Fund must look solely to the assets of that Trust or that Fund severally, and not jointly, for the enforcement of any claims against a Trust or Fund. The Custody Agreement is made by Victory Portfolios, Victory Portfolios II and Victory Variable Insurance Funds each on behalf of their Funds listed on the Funds Appendix, severally and not jointly, and the assets of any one Fund or Trust shall not be used to offset the liabilities of any other Fund or Trust.

4.7The Custodian shall at all times provide its services in a manner materially consistent with each Fund's current registration statement, on condition that the Custodian receives such registration statement and any amendments reasonably prior to filing with the Securities and Exchange Commission, and the applicable services have been mutually agreed to by the Custodian and the Client on behalf of each Fund, as applicable.

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

CITIBANK, N.A.

By:

Name:

Title:

VICTORY PORTFOLIOS II ACTING FOR AND ON BEHALF OF EACH FUND, SEVERALLY AND NOT JOINTLY

VICTORY PORTFOLIOS ACTING FOR AND ON BEHALF OF EACH FUND, SEVERALLY AND NOT JOINTLY

By:

Name:

Title:

VICTORY VARIBALE INSURANCE FUNDS ACTING FOR AND ON BEHALF OF EACH FUND, SEVERALLY AND NOT JOINTLY

By:	By:

Name:	Name:
Title:	Title:

Exhibit 1

Funds Appendix

Dated October 27, 2020

A. Victory Portfolios

1.Victory Sycamore Established Value Fund

2.Victory Diversified Stock Fund

3.Victory Strategic Allocation Fund

4.Victory NewBridge Large Cap Growth Fund

5.Victory Sycamore Small Company Opportunity Fund

6.Victory Special Value Fund

7.Victory INCORE Fund for Income

8.Victory INCORE Investment Grade Convertible Fund

9.Victory Integrity Discovery Fund

10.Victory Integrity Mid-Cap Value Fund

11.Victory Integrity Small/Mid-Cap Value Fund

12.Victory Integrity Small-Cap Value Fund

13.Victory Munder Multi-Cap Fund

14.Victory S&P 500 Index Fund

15.Victory Munder Mid-Cap Core Growth Fund

16.Victory INCORE Total Return Bond Fund

17.Victory Munder Small Cap Growth Fund

18.Victory Trivalent International Fund—Core Equity

19.Victory Trivalent International Small-Cap Fund

20.Victory Trivalent Emerging Markets Small-Cap Fund

21.Victory Floating Rate Fund

22.Victory Global Natural Resources Fund

23.Victory High Income Municipal Bond Fund

24.Victory High Yield Fund

25.Victory INCORE Investment Quality Bond Fund

26.Victory INCORE Low Duration Bond Fund

27.Victory RS Global Fund

28.Victory RS Growth Fund

29.Victory RS International Fund

30.Victory RS Investors Fund

31.Victory RS Large Cap Alpha Fund

32.Victory RS Mid Cap Growth Fund

33.Victory RS Partners Fund

34.Victory RS Science and Technology Fund

35.Victory RS Select Growth Fund

36.Victory RS Small Cap Equity Fund

37.Victory RS Small Cap Growth Fund

38.Victory RS Value Fund

39.Victory Sophus Emerging Markets Fund

40.Victory Sophus Emerging Markets Small Cap Fund

41.Victory Strategic Income Fund

42.Victory Tax-Exempt Fund

43.Victory THB US Small Opportunities Fund*

Exhibit 1

Funds Appendix

Dated October 27, 2020

	B.	Victory Portfolios II		C.	Victory Variable Insurance Funds
1.	Victory US 500 Enhanced Volatility Wtd Index Fund		1.	Victory High Yield VIP Series
2.	Victory Market Neutral Income Fund		2. Victory INCORE Investment Quality Bond VIP Series
3.	VictoryShares US 500	Volatility Wtd ETF	3.	Victory INCORE Low Duration Bond VIP Series
4.	VictoryShares US 500	Enhanced Volatility Wtd ETF	4.	Victory RS International VIP Series
5.	VictoryShares US EQ Income Enhanced Volatility Wtd ETF		5.	Victory RS Large Cap Alpha VIP Series
6.	VictoryShares US Discovery Enhanced Volatility Wtd ETF		6.	Victory RS Small Cap Growth Equity VIP Series
7.	VictoryShares Developed Enhanced Volatility Wtd ETF		7.	Victory 500 Index VIP Series
8.	VictoryShares US Small Cap Volatility Wtd ETF		8.	Victory Sophus Emerging Markets VIP Series

9.VictoryShares International Volatility Wtd ETF

10.VictoryShares Emerging Market Volatility Wtd ETF

11.VictoryShares US High Dividend Volatility Wtd ETF

12.VictoryShares US Small Cap High Div Volatility Wtd ETF

13.VictoryShares International High Div Volatility Wtd ETF

14.VictoryShares Emerging Market High Div Volatility Wtd ETF

15.VictoryShares US Multi-Factor Minimum Volatility ETF

16.VictoryShares Global Multi-Factor Minimum Volatility ETF*

17.VictoryShares International Multi-Factor Minimum Volatility ETF*

18.VictoryShares Dividend Accelerator ETF

19.VictoryShares USAA MSCI USA Value Momentum ETF

20.VictoryShares USAA MSCI USA Small Cap Value Momentum

ETF

21.VictoryShares USAA MSCI International Value Momentum

ETF

22.VictoryShares USSA MSCI Emerging Markets Value Momentum ETF

23.VictoryShares USAA Core Short-Term Bond ETF

24.VictoryShares USAA Core Intermediate-Term Bond ETF

25.VictoryShares NASDAQ Next 50 ETF

26.VictoryShares Top Veteran Employers ETF

27.VictoryShares Protect America ETF

*Pending Launch